Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The following certification accompanies the issuer’s Annual Report on Form 10-K and is not filed, as provided in SEC Release Nos. 33-8238, 34-47986 dated June 5, 2003.

In connection with the Annual Report of Torch Energy Royalty Trust (the “Trust”) on Form 10-K for the year ended December 31, 2003, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bruce L. Bisson, Vice President, of Wilmington Trust Company, the trustee of the Trust, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

A signed original of this written statement required by Section 906 has been provided to the Torch Energy Royalty Trust and will be retained by the Torch Energy Royalty Trust and furnished to the Securities and Exchange Commission or its staff upon request.

Dated: April 14, 2004

/s/ Bruce L. Bisson
Bruce L. Bisson, Vice President

In view of the possible materiality of the financial condition of Torch Energy Advisors Incorporated (“Torch”) to the Minimum Price commitment, which relates to the Purchase Contract between the Trust and Torch, Torch’s financial statements are provided as an exhibit to the Trust’s annual report on Form 10-K. Upon the termination of the Minimum Price commitment, such financial statements will not be included in this annual filing.